UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 3, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 3, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) cleared the Investigational New Drug (“IND”) application to support a Phase 2 clinical trial with the Company’s TNX-601 ER (tianeptine hemioxalate extended-release tablets) product candidate, a once-daily formulation of tianeptine as a potential treatment for major depressive disorder (“MDD”). A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 3, 2022, the Company announced that the FDA cleared the IND application to support a Phase 2 clinical trial with the Company’s TNX-601 ER product candidate as a potential treatment for MDD. The Company expects to initiate the Phase 2 trial in MDD in the first quarter of 2023, with the potential for additional future indications in posttraumatic stress disorder and neurocognitive dysfunction from corticosteroids. The study is expected to be a registration-quality, potentially pivotal, Phase 2, 6-week, randomized, double-blind, placebo-controlled, parallel-group study to evaluate the efficacy, safety, and tolerability of TNX-601 ER monotherapy in male and female subjects aged 18 to 65 years (inclusive), with current MDD as defined by DSM-5 criteria at screening and a Montgomery-Åsberg Depression Rating Scale (MADRS) total score ≥ 25 at baseline. A total of 300 participants are planned to be randomized to two treatment arms across approximately 30 clinical trial sites in the U.S. The study is expected to have a single unblinded interim analysis for sample size re-estimation when the study has results of the first 50% of efficacy evaluable patients, pending agreement on the comprehensive statistical analysis plan with the FDA.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release of the Company, dated October 3, 2022
	99.02	Corporate Presentation by the Company for October 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 3, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer